Exhibit (a)(1)(A)

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION CONTEMPLATED HEREIN; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUPPLEMENT TO OFFER LETTER

TO ALL HOLDERS OF UP TO 8,000,000 ESSEX RENTAL CORP. WARRANTS

TO PURCHASE COMMON STOCK OF ESSEX RENTAL CORP.

JUNE 11, 2010

THE OFFER PERIOD AND YOUR RIGHT TO WITHDRAW WARRANTS YOU TENDER HAVE BEEN EXTENDED AND WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 29, 2010, UNLESS THE OFFER PERIOD IS FURTHER EXTENDED (AS EXTENDED, THE “EXPIRATION DATE”).  THE COMPANY MAY FURTHER EXTEND THE OFFER PERIOD AT ANY TIME.

THE OFFER IS BEING MADE SOLELY UNDER THIS SUPPLEMENT, THE OFFER LETTER TO WHICH THIS SUPPLEMENT RELATES AND THE AMENDED AND RESTATED LETTER OF TRANSMITTAL AND IS BEING MADE TO ALL RECORD HOLDERS OF WARRANTS SUBJECT TO THE CONDITIONS SET FORTH HEREIN. THE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF WARRANTS RESIDING IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES, BLUE SKY OR OTHER LAWS OF SUCH JURISDICTION.

Essex Rental Corp. (the “Company”) is amending, and providing the following supplemental information regarding, its  offer, upon the terms and conditions in its Offer Letter dated May 10, 2010 (the “Offer Letter”), as amended and supplemented by this Supplement to Offer Letter dated June 11, 2010 (this “Supplement”) and related Amended and Restated Letter of Transmittal dated June 11, 2010 (which together constitute the “Offer”).

All capitalized terms used but not otherwise defined in this Supplement shall have the meanings given to such terms in the Offer Letter.

This Supplement amends and supplements the Offer Letter.  Among other things, the Company has (i) extended the Expiration Date of the Offer to 5:00 p.m., New York City time, on Tuesday, June 29, 2010, unless further extended and (ii) provided that for every three warrants tendered in the Offer, the holder will receive one share of common stock without paying a cash exercise price.  A detailed discussion of the Offer is contained in the Offer Letter, this Supplement and the Amended and Restated Letter of Transmittal. Warrant holders are strongly encouraged to read this entire package of materials, and the publicly filed information about the Company referenced herein, before making a decision regarding the Offer.

Except as expressly set forth below in this Supplement, the terms of the Offer (prior to giving effect to the Supplement) and information contained in the Offer Letter (prior to giving effect to the Supplement) remain in effect.  The information in this Supplement amends certain terms and information contained in the Offer Letter previously distributed to you.  To the extent the information in this Supplement is different from the information contained in the Offer Letter previously distributed to you, the information in this Supplement shall govern the terms and conditions of the Offer.

THE COMPANY’S BOARD OF DIRECTORS HAS APPROVED THIS OFFER IN ACCORDANCE WITH THE RECOMMENDATION OF A COMMITTEE COMPRISED OF INDEPENDENT MEMBERS OF THE BOARD (NONE OF WHOM OWNS ANY WARRANTS) WHICH ESTABLISHED THE MATERIAL TERMS OF THIS OFFER, INCLUDING THE EXCHANGE RATE OF THREE WARRANTS FOR ONE SHARE OF COMMON STOCK.   THE INDEPENDENT COMMITTEE ESTABLISHED THE EXCHANGE RATE WITH THE ASSISTANCE OF AN INDEPENDENT FINANCIAL ADVISOR.  NONE OF THE COMPANY, ITS DIRECTORS, OFFICERS OR EMPLOYEES, OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION AS TO WHETHER TO EXERCISE WARRANTS. EACH HOLDER OF A WARRANT MUST MAKE HIS, HER OR ITS OWN DECISION AS TO WHETHER TO EXERCISE SOME OR ALL OF HIS, HER OR ITS WARRANTS.

AMENDMENTS AND ADDITIONAL INFORMATION REGARDING THE OFFER

All references to the "Letter of Transmittal" are hereby amended to mean the Amended and Restated Letter of Transmittal.

The first sentence of the third paragraph from the bottom of the first page of the Offer Letter is hereby amended and restated as follows:

Essex Rental Corp. (the “Company”) is making an offer, upon the terms and conditions in the Offer Letter, dated May 10, 2010 (the "Offer Letter") as supplemented and amended by this Supplement to Offer Letter (this "Supplement"), and related Amended and Restated Letter of Transmittal (which together constitute the “Offer”), until June 29, 2010 or such later date to which the Company may further extend the Offer (the “Offer Period”).

The third paragraph from the bottom of the first page of the Offer Letter is hereby amended by adding the following as the last sentence of such paragraph:

The amendments to the Offer described in this Supplement were approved by the Company’s Board of Directors on  June 9, 2010.

The last paragraph on the first page of the Offer Letter is hereby amended and restated in its entirety as follows:

The Offer is to temporarily modify the terms of the Warrants during the Offer Period to permit Warrant holders to tender their Warrants for exercise on a cashless basis; provided that the Company will accept a maximum of 8,000,000 Warrants in the Offer.  Unless the Offer is oversubscribed, for each three Warrants tendered, the holder will receive one share of Common Stock, without paying a cash exercise price.  A holder may tender as few or as many Warrants as the holder elects, provided that Warrants are tendered in multiples of three.  The Company will not issue fractional shares of the Common Stock in this Offer and will not accept Warrants in multiples of other than three.  If the Offer is oversubscribed, the acceptance of Warrants tendered in this Offer and the number of shares of Common Stock that tendering holders will receive will be subject to the proration provisions described in this Offer Letter.  Holders may also exercise their Warrants for cash during the Offer Period in accordance with the original terms of the Warrant.

The first sentence of the sixth paragraph on the second page of the Offer Letter is hereby amended and restated as follows:

The Offer to modify the terms on which the Warrants may be exercised will commence on May 10, 2010 (the date the materials relating to the Offer are first sent to the holders) and end on June 29, 2010 at 5:00 p.m., New York City time.

IMPORTANT PROCEDURES

The second capitalized paragraph under "Important Procedures" is hereby amended and restated as follows:

WARRANTS MUST BE TENDERED IN MULTIPLES OF THREE.  NO FRACTIONAL SHARES WILL BE ISSUED IN THE OFFER AND THE COMPANY WILL NOT ACCEPT WARRANTS IN MULTIPLES OF OTHER THAN THREE.  THE COMPANY WILL ONLY ACCEPT A MAXIMUM OF 8,000,000 WARRANTS IN THE OFFER.

The section of the Offer Letter entitled "Important Procedures is hereby amended by adding the following paragraph:

WARRANT HOLDERS WHO HAVE PREVIOUSLY TENDERED (AND NOT WITHDRAWN) THEIR WARRANTS IN ACCORDANCE WITH THE MAY 10, 2010 OFFER LETTER AND RELATED LETTER OF TRANSMITTAL ARE NOT REQUIRED TO TAKE ANY FURTHER ACTION IN ORDER TO VALIDLY TENDER SUCH WARRANTS IN THE OFFER.  HOWEVER, THE COMPANY WILL NOT ISSUE FRACTIONAL SHARES OF COMMON STOCK IN THIS OFFER AND WILL ONLY ACCEPT WARRANTS IN MULTIPLES OF THREE.  SUCH HOLDERS MAY CHANGE OR WITHDRAW THEIR TENDERS IN ACCORDANCE WITH THE AMENDED AND SUPPLEMENTED TERMS OF THE OFFER.

SUMMARY

The information set forth opposite the captions "Cashless Net Exercise", "Oversubscription and Proration" and "Fractional Shares" in the Section of the Offer Letter entitled "Summary" is hereby amended and restated in its entirety as follows:

Cashless Net Exercise
Until the Expiration Date of the Offer, holders can exercise Warrants in a cashless manner by tendering Warrants in exchange for Common Stock.  Assuming no more than 8,000,000 Warrants are tendered in the Offer, for each three Warrants tendered, the holder will receive one share of Common Stock, without paying a cash exercise price.  A holder may tender as few or as many Warrants as the holder elects, provided that Warrants are tendered in multiples of three.  The Company will not issue fractional shares of Common Stock in this Offer and will not accept Warrants in multiples of other than three.  Holders may also exercise their Warrants for cash during the Offer Period in accordance with the original terms of the Warrant.

Oversubscription and Proration
The Company will not accept all of the Warrants tendered if the Offer is oversubscribed.  If more than 8,000,000 Warrants are tendered in this Offer, the Company will accept Warrants on a pro rata basis.  If proration of tendered Warrants is required, after giving effect to such proration, the Company will round down to the nearest multiple of three the number of Warrants being accepted from each tendering holder.  Promptly after the Expiration Date, the Depositary will return to tendering holders all Warrants that the Company does not accept for exercise at the Company’s expense.

Expiration Date of Offer
5:00 p.m., New York City time, on June 29, 2010, or such later date to which the Offer may be further extended by the Company.  All Warrants and related paperwork, as well as payment for Warrants exercised for cash, must be received by the Information Agent by this time, as instructed herein.

We may, at the Board’s discretion, terminate the Offer if any of the conditions to the Offer are not satisfied prior to the Expiration Date.

Fractional Shares
No fractional shares will be issued in the Offer.  The cashless exercise feature requires that Warrants be tendered in multiples of three, and the Company will not accept Warrants in multiples of other than three.  If proration of tendered Warrants is required, after giving effect to such proration, the Company will round down to the nearest multiple of three the number of Warrants being accepted from each tendering holder.

In addition, condition "(C)" (relating to the weighted average trading price of the Common Stock) set forth opposite the caption "Conditions of the Offer" in the section of the Offer Letter entitled "Summary" is amended and restated as follows:

(C)           the weighted average trading price of the Common Stock for the period beginning on June  3, 2010 and ending on June 23, 2010 (weighted based on the volume of each trade during such period) is not below $6.40.

THE OFFER

1.	GENERAL TERMS

The first paragraph under "The Offer – 1.  General Terms" is hereby amended and restated in its entirety as follows:

Subject to the terms and conditions of the Offer, the Company is making an offer for an additional period of ten (10) business days following the dissemination of this Supplement, ending June 29, 2010 at 5:00 p.m., New York City time, to the holders of the Company’s Warrants, to tender up to 8,000,000 Warrants for exercise on a cashless basis.  Unless the Offer is oversubscribed, for each three Warrants tendered, the holder will receive one share of Common Stock, without paying a cash exercise price.  A holder may tender as few or as many Warrants as the holder elects, provided that Warrants are tendered in multiples of three.  The Company will not issue fractional shares of the Common Stock in this Offer and will not accept Warrants in multiples of other than three.  If the Offer is oversubscribed, the acceptance of Warrants tendered in this Offer and the number of shares of Common Stock that tendering holders will receive will be subject to the proration provisions described in this Offer Letter.  Holders may also exercise their Warrants for cash during the Offer Period in accordance with the original terms of the Warrant.

The fifth paragraph under "The Offer – 1.  General Terms" is hereby amended and restated in its entirety as follows:

No fractional shares will be issued in the Offer.  The cashless exercise feature requires that three Warrants be tendered for one share of Common Stock, and the Company will not accept Warrants in multiples of other than three.  The Company will only accept a maximum of 8,000,000 Warrants in the Offer.

B.  Partial Exercise Permitted

The first paragraph under "The Offer – 1. General Terms – B. Partial Exercise Permitted" is hereby amended and restated in its entirety as follows:

If you choose to participate in the Offer, you may exercise less than all of your Warrants pursuant to the terms of the Offer, provided that Warrants are tendered in multiples of three.  The Company will not issue fractional shares of the Common Stock in this Offer and will not accept Warrants in multiples of other than three.  Holders may also exercise their Warrants for cash during the Offer Period in accordance with the original terms of the Warrant.

C.  Cashless Net Exercise

The section of the Offer Letter entitled "The Offer – 1. General Terms – C. Exercise by Cashless Net Exercise" is hereby amended and restated in its entirety as follows:

Exercising the Warrants by cashless net exercise will require surrendering three Warrants to acquire one share of Common Stock, provided that Warrants are tendered in multiples of three.  The Company will not issue fractional shares of Common Stock in this Offer and will not accept Warrants in multiples of other than three.  Holders may also exercise their Warrants for cash during the Offer Period in accordance with the original terms of the Warrant.

D.  Oversubscription; Proration

The first two paragraphs under "The Offer – 1. General Terms – D. Oversubscription; Proration" are hereby amended and restated in their entirety as follows:

The Company will accept a maximum of 8,000,000 Warrants tendered in this Offer upon the terms and conditions described in this Offer Letter.  If the Offer is oversubscribed because more than 8,000,000 Warrants are properly tendered and not properly withdrawn prior to the Expiration Date, the Company will accept Warrants on a pro rata basis; provided that, after giving effect to such proration, the Company will round down to the nearest multiple of three the number of Warrants being accepted from each tendering Warrant holder.

If proration of tendered Warrants is required, we will determine the proration factor promptly following the Expiration Date. Proration for each holder tendering Warrants will be based on the ratio of the number of Warrants properly tendered and not properly withdrawn by the holder to the total number of Warrants properly tendered and not properly withdrawn by all Warrant holders. If proration of tendered Warrants is required, after giving effect to such proration, the Company will round down to the nearest multiple of three the number of Warrants being accepted from each tendering holder. Because of the difficulty in determining the number of Warrants properly tendered and not properly withdrawn we expect that we will not be able to announce the final proration factor or commence issuing Common Stock in exchange for Warrants accepted pursuant to the Offer until up to one business days after the Expiration Date. The preliminary results of any proration will be announced by press release promptly after the Expiration Date. After the Expiration Date, Warrant holders may obtain preliminary proration information from the Information Agent and also may be able to obtain the information from their brokers.

E.  Board Approval of Tender Offer; No Recommendation; Holder’s Own Decision

The section of the Offer Letter entitled "The Offer – 1. General Terms – E. Board Approval of Tender Offer; No Recommendation; Holder's Own Decision" is amended and restated in its entirety as follows:

THE COMPANY’S BOARD OF DIRECTORS HAS APPROVED THIS OFFER IN ACCORDANCE WITH THE RECOMMENDATION OF A COMMITTEE COMPRISED OF INDEPENDENT MEMBERS OF THE BOARD (NONE OF WHOM OWNS ANY WARRANTS) WHICH ESTABLISHED THE MATERIAL TERMS OF THIS OFFER, INCLUDING THE EXCHANGE RATE OF THREE WARRANTS FOR ONE SHARE OF COMMON STOCK.   THE INDEPENDENT COMMITTEE ESTABLISHED THE EXCHANGE RATE WITH THE ASSISTANCE OF AN INDEPENDENT FINANCIAL ADVISOR.  NONE OF THE COMPANY, ITS DIRECTORS, OFFICERS OR EMPLOYEES, OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION AS TO WHETHER TO EXERCISE WARRANTS. EACH HOLDER OF A WARRANT MUST MAKE HIS, HER OR ITS OWN DECISION AS TO WHETHER TO EXERCISE SOME OR ALL OF HIS, HER OR ITS WARRANTS.

2.	PROCEDURE FOR EXERCISING AND TENDERING WARRANTS

A..  Proper Exercise and Tender of Warrants

The section of the Offer Letter entitled "The Offer – 2. Procedure for Exercising and Tendering Warrants – A. Procedure for Exercising and Tendering Warrants" is hereby amended by adding the following paragraph:

WARRANT HOLDERS WHO HAVE PREVIOUSLY TENDERED (AND NOT WITHDRAWN) THEIR WARRANTS IN ACCORDANCE WITH THE MAY 10, 2010 OFFER LETTER AND RELATED LETTER OF TRANSMITTAL ARE NOT REQUIRED TO TAKE ANY FURTHER ACTION IN ORDER TO VALIDLY TENDER SUCH WARRANTS IN THE OFFER.  HOWEVER, THE COMPANY WILL NOT ISSUE FRACTIONAL SHARES OF COMMON STOCK IN THIS OFFER AND WILL ONLY ACCEPT WARRANTS IN MULTIPLES OF THREE.  SUCH HOLDERS MAY CHANGE OR WITHDRAW THEIR TENDERS IN ACCORDANCE WITH THE AMENDED AND SUPPLEMENTED TERMS OF THE OFFER.

B.  Conditions of the Offer

Subparagraph (iii) under "The Offer – 2. Procedure for Exercising and Tendering Warrants – B. Conditions of the Offer" is hereby amended and restated in its entirety as follows:

(iii)
the weighted average trading price of the Common Stock for the period beginning on June 3, 2010 and ending on June 23, 2010 (weighted based on the volume of each trade during such period) is not below $6.40.

4.	ACCEPTANCE OF WARRANTS AND ISSUANCE OF SHARES OR RETURN OF WARRANTS

The first paragraph under "The Offer – 4. Acceptance of Warrants and Issuance of Shares or Return of Warrants" is hereby amended and restated in its entirety as follows:

Upon the terms and subject to the conditions of the Offer, the Company will accept for exercise up to 8,000,000 Warrants validly tendered as of the Expiration Date. In all cases, Warrants will only be accepted for exercise pursuant to the Offer after timely receipt by the depositary of certificates for Warrants either physically or through the book-entry delivery, a properly completed and duly executed Amended and Restated Letter of Transmittal or manually signed photocopy thereof and the surrender of Warrants being tendered.

5.	BACKGROUND AND PURPOSE OF THE OFFER

B.           Establishment of Offer Terms; Approval of the Offer

The following is hereby added after the last paragraph of the section of the Offer Letter entitled "The Offer – 5. Background and Purpose of the Offer – B. Establishment of Offer Terms; Approval of the Offer"

On June 7, 2010, the Board of Directors first considered whether to amend the terms of the Offer described in the Offer Letter, dated May 10, 2010 to modify the exchange ratio of seven Warrants for two shares of Common Stock.   The independent committee considered whether, in light of existing market conditions, a more favorable exchange ratio, would be in the best interests of the Company and the holders of its Common Stock.  Specifically, the Independent Committee considered whether a revised Offer, intended to encourage additional holders to tender their Warrants for exercise, would serve the purpose of reducing the potential dilution to holders of Common Stock that would result from the exercise of Warrants for cash in accordance with their terms.  After consulting with HSC and numerous discussions among the members of the independent committee, and based in part on the preliminary results of the Offer, the independent committee established an amended exchange ratio of three Warrants for one share of Common Stock.

D.           Interests of Directors and Officers; Certain Transactions Involving Warrants

The last paragraph under "The Offer – 5. Background and Purpose of the Offer – D. Interests of Directors and Officers; Certain Transactions Involving Warrants" is hereby amended and restated in its entirety as follows:

THE COMPANY’S BOARD OF DIRECTORS HAS APPROVED THIS OFFER IN ACCORDANCE WITH THE RECOMMENDATION OF A COMMITTEE COMPRISED OF INDEPENDENT MEMBERS OF THE BOARD (NONE OF WHOM OWNS ANY WARRANTS) WHICH ESTABLISHED THE MATERIAL TERMS OF THIS OFFER, INCLUDING THE EXCHANGE RATE OF THREE WARRANTS FOR ONE SHARE OF COMMON STOCK.   THE INDEPENDENT COMMITTEE ESTABLISHED THE EXCHANGE RATE WITH THE ASSISTANCE OF AN INDEPENDENT FINANCIAL ADVISOR.  NONE OF THE COMPANY, ITS DIRECTORS, OFFICERS OR EMPLOYEES, OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION AS TO WHETHER TO EXERCISE WARRANTS. EACH HOLDER OF A WARRANT MUST MAKE HIS, HER OR ITS OWN DECISION AS TO WHETHER TO EXERCISE SOME OR ALL OF HIS, HER OR ITS WARRANTS.

8.	TRANSACTIONS AND AGREEMENTS CONCERNING THE COMPANY’S SECURITIES

The section of the Offer Letter entitled "The Offer – 8. Transactions and Agreements Concerning the Company's Securities" is hereby amended by adding the following:

On June 10, 2010, the Company entered into a Warrant Tender Agreement with Aria Master Fund Ltd ("Aria").  The Warrant Tender Agreement provides that Aria will tender a minimum of 1,493,850 Warrants  pursuant to the Offer, as amended by this Supplement.  Aria further agreed not to withdraw such tender at any time prior to June 30, 2010, except that Aria may withdraw its tender for such portion of the tendered Warrants as is required to prevent Aria from owning more than 19.9% of the Company's issued and outstanding Common Stock, after giving effect to the completion of the Offer.  Any Warrants tendered pursuant to the Warrant Tender Agreement are subject to the oversubscription, proration and other terms and conditions of the Offer applicable to the Public Warrants.  The Warrant Tender Agreement will terminate on the earlier to occur of June 30, 2010 and  the filing by the Company with the Securities and Exchange Commission of an amendment to the Offer which results in fewer than one share of Common Stock being issuable in exchange for every three Warrants tendered in the Offer.  The foregoing description of the principal terms of the Warrant Tender Agreement is qualified in its entirety by the full text of such agreement.  A copy of the Warrant Tender Agreement is filed as Exhibit (d)(1) of the Schedule TO.

10.	TERMINATION; AMENDMENTS; CONDITIONS

Subparagraph (C) of the section of the Offer Letter entitled "The Offer – 10. Termination; Amendments; Conditions is hereby amended and restated in its entirety as follows:

(C)
the weighted average trading price of the Common Stock for the period beginning on June 3, 2010 and ending on June 23, 2010 (weighted based on the volume of each trade during such period) is not below $6.40.

Sincerely,

Essex Rental Corp.
1110 Lake Cook Road, Suite 220
Buffalo Grove, Illinois 60089
(847) 215-6500